EXECUTION COPY

Exhibit 10.42

PLAN DOCUMENT AND SUMMARY PLAN DESCRIPTION

FOR THE

KEWAUNEE SCIENTIFIC CORPORATION

PENSION EQUALIZATION PLAN

(Restated January 1, 2005)

BELL, BOYD & LLOYD LLC

[PAGE INTENTIONALLY LEFT BLANK]

KEWAUNEE SCIENTIFIC CORPORATION

PENSION EQUALIZATION PLAN

(Restated January 1, 2005)

WHEREAS, Kewaunee Scientific Corporation (the “Company”) established the Kewaunee Scientific Corporation Pension Equalization Plan (the “Plan”) originally effective as of May 1, 1999, for the benefit of a select group of management and highly compensated employees in recognition of these employees’ valuable service in assisting the Company to achieve its objectives; and

WHEREAS, the Plan has been amended since its enactment, as necessary in order to incorporate changes to the Internal Revenue Code of 1986, as amended, made by Acts of Congress, to reflect the operation and administration of the Plan and as otherwise required in order to make other miscellaneous changes; and

WHEREAS, effective as of April 30, 2005, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, has determined that it is desirable to freeze contributions and benefit accrual under the Plan, and has accordingly found it necessary to amend the Plan in order to reflect the prospective change; and

WHEREAS, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, has also determined that it is desirable to amend and restate the Plan in its entirety effective as of January 1, 2005, in order to incorporate all previously adopted unincorporated amendments and to comply with the American Jobs Creation Act of 2004.

NOW, THEREFORE, pursuant to the power reserved to the Board of Directors of the Company, and pursuant to the authority delegated to the undersigned by resolutions of the Board of Directors of the Company, the Plan be and it is hereby amended and restated generally effective as of January 1, 2005.

IN WITNESS WHEREOF, the Company has caused these presents to be signed on its behalf by its officer duly authorized, this          day of                 ,             .

KEWAUNEE SCIENTIFIC CORPORATION

By:

Its:

ATTEST:

By:

Its:

CERTIFICATE

The attached document is an accurate and complete copy of the KEWAUNEE SCIENTIFIC CORPORATION PENSION EQUALIZATION PLAN, as amended and restated effective as of January 1, 2005.

Dated this          of                 ,             .

KEWAUNEE SCIENTIFIC CORPORATION

By:

Its:

[PAGE INTENTIONALLY LEFT BLANK]

KEWAUNEE SCIENTIFIC CORPORATION

PENSION EQUALIZATION PLAN

(Restated January 1, 2005)

ARTICLE I - ESTABLISHMENT AND PURPOSE		1
1.1.	The Plan	1
1.2.	Purpose	1
1.3.	Plan Year	1
1.4.	Maintenance of Trust	1

ARTICLE II - ADMINISTRATION AND PARTICIPATION		2
2.1.	Administration	2
2.2.	Participation Eligibility	2
2.3.	Inactive Participation	2

ARTICLE III - AMOUNT AND PAYMENT OF BENEFITS		2
3.1.	Amount of Benefit	2
3.2.	Time and Form of Payment	3
3.3.	Acceleration of Distribution	3
3.4.	Vesting	3
3.5.	Death Benefits	3

ARTICLE IV - PAYMENT OF BENEFITS		4
4.1.	Source of Payment	4
4.2.	Claims for Benefits	4
4.3.	Special Rule for Key Employees	4
4.4.	Designation of Beneficiary	4
4.5.	Facility of Payment	4
4.6.	Withholding; Payroll Taxes	5

ARTICLE V - GENERAL PROVISIONS		5
5.1.	Construction of the Plan	5
5.2.	Action by Company	5
5.3.	Controlling Law	5
5.4.	Funding	5
5.5.	Heirs, Assigns and Personal Representatives	6
5.6.	Employment Rights	6
5.7.	Rulings Binding	6
5.8.	Participant and Beneficiary Duties	6
5.9.	Validity	7
5.10.	Notices	7
5.11.	Interests Non-Transferable	7
5.12.	Headings and Captions	7
5.13.	Effect on Other Benefit Plans	7
5.14.	Cooperation	7
5.15.	Severability	7

5.16.	Correction of Errors	7
5.17.	Litigation	8

ARTICLE VI - AMENDMENT AND TERMINATION		8
6.1.	Amendment	8
6.2.	Termination	8

EXHIBIT A - CLAIMS PROCEDURES
EXHIBIT B - ERISA RIGHTS STATEMENT
EXHIBIT C - PLAN INFORMATION
EXHIBIT D - LIST OF PARTICIPANTS

ii

KEWAUNEE SCIENTIFIC CORPORATION

PENSION EQUALIZATION PLAN

(Restated January 1, 2005)

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1. The Plan. The Kewaunee Scientific Corporation Pension Equalization Plan (the “Plan”) was established by Kewaunee Scientific Corporation (the “Company”), effective May 1, 1999, for the sole purpose of providing deferred compensation to select employees of the Company eligible to participate herein pursuant to Article II. This Plan is amended and restated in its entirety effective as of January 1, 2005 to incorporate all prior amendments, to comply with the American Jobs Creation Act of 2004 and to make other miscellaneous changes.

1.2. Purpose. The Plan is intended to be an unfunded “top-hat” plan described in §201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), maintained for the purpose of providing a select group of management or highly compensated employees with the full amount of retirement income that they or their Beneficiaries (as defined in Section 4.4.) would be entitled to receive under the Re-Established Retirement Plan for Salaried Employees of Kewaunee Scientific Corporation (the “Retirement Plan”) but for the limits imposed by the Code on the amount of compensation taken into account under the Retirement Plan in determining the employee’s accrued benefit. The purpose of the Plan is to advance the interests of the Company by providing such retirement income so as to attract and retain such employees and make their compensation competitive with other opportunities.

1.3. Plan Year. The Plan is maintained by the Company on the basis of a “Plan Year” which commences on May 1 of each calendar year and ends on April 30 of the following calendar year.

1.4. Maintenance of Trust. The Company shall establish one or more trusts, and such trusts shall be of a type commonly referred to as a “rabbi trust,” within the meaning of Internal Revenue Service Revenue Ruling 92-94 and the Company shall be treated as the owner of the assets of such trust for federal income tax purposes in accordance with §§671-678 of the Code. The funding vehicle under this Plan shall be the Kewaunee Scientific Corporation Irrevocable Grantor Trust (the “Trust”). The assets of the Trust shall remain subject to the claims of the Company’s creditors, and neither a Participant (as defined in Section 2.2.) nor any other person shall have any beneficial interest in or other claim to the assets of the Trust beyond that of a general creditor as provided under the Trust instrument and as required by law. Any payments made to or on behalf of the Participants from the Trust shall fully discharge the liability of the Company, its employees, officers and directors, to the Participant under the Plan to the extent of the amounts so paid. The Company shall have the right to select, remove and replace the Trustee of the Trust at any time in its sole discretion, and shall enter into one or more agreements governing the Trust containing such terms as it determines, and may modify, amend or revoke any such agreements, as in the Company’s discretion.

ARTICLE II

ADMINISTRATION AND PARTICIPATION

2.1. Administration. Full power and authority to construe, interpret and administer the Plan shall be vested in the Compensation Committee of the Board of Directors of the Company, as designated in the Company’s governing instruments (the “Committee”). The Committee shall make each determination provided for under the Plan and promulgate such rules and regulations as may be required for the implementation or management of the Plan. The Committee may delegate all or any portion of its authority to such persons as it may determine, and may revoke or revise any such delegation at any time. Unless and until otherwise determined by the Committee, the authority of the Committee to establish rules, regulations and procedures that are administrative or ministerial in nature shall be exercised by the Company’s Vice President of Human Resources (or such other officer or employee of the Company as may occupy a comparable position).

2.2. Participation Eligibility. The Committee has the discretionary authority to designate the employees of the Company who are eligible to participate in the Plan (the “Participant”). Participation in the Plan shall be limited to a select group of management or highly compensated employees of the Company. A list of Participants is attached hereto as EXHIBIT D. Additional management or highly compensated employees shall become Participants only upon being recommended for participation by the President of the Company and approved by the Committee. The mere fact that any employee receives compensation in excess of the amount that may be taken into account under the Retirement Plan shall not in itself entitle the employee to participate in the Plan. Nothing contained in the Plan shall confer upon any Participant any right to be continued in the employ of the Company or interfere in any way with the right of the Company to terminate a Participant’s employment at any time. Effective as of April 30, 2005, participation in the Plan shall be frozen. As of and after April 30, 2005, no employees of the Company shall be enrolled in the Plan. Participants in the Plan prior to April 30, 2005 shall continue to be inactive Participants until all amounts accrued by the Participants have been distributed.

2.3. Inactive Participation. Active participation in the Plan will end upon a Participant’s retirement, voluntary or involuntary termination of employment with the Company, the Participant’s death or when a Participant is no longer eligible to participate in the Plan as determined by the Committee. Such Participant shall continue to be an inactive Participant until all amounts accrued by the Participant have been distributed.

ARTICLE III

AMOUNT AND PAYMENT OF BENEFITS

3.1. Amount of Benefit. The benefit payable to each Participant, or to any Beneficiary of a Participant, pursuant to this Plan shall be equal to the excess, if any, of: (i) the benefit that would have been payable to such Participant or Beneficiary under the Retirement Plan if the Participant’s compensation taken into account under the Retirement Plan were not limited under §401(a)(17) of Code (or any successor to such provision, as determined by the

Committee), over (ii) the benefit actually paid to such Participant or Beneficiary under the Retirement Plan. In no event shall the sum of the benefit paid under the Retirement Plan and the benefit paid under this Plan exceed the benefit that would have been paid under the Retirement Plan in the absence of §401(a)(17) of the Code. Notwithstanding the foregoing, effective as of and after April 30, 2005, Participants shall not accrue any additional benefits under the Plan. Instead, a Participant’s benefit entitlement hereunder shall be equal to the benefit the Participant earned under the Plan as of April 30, 2005. For purposes of determining a Participant’s benefit under the Plan, on and after April 30, 2005 a Participant’s compensation shall be deemed as frozen at the amount earned as of April 30, 2005.

3.2. Time and Form of Payment. Except as provided under Section 4.3. effective as of January 1, 2005, benefits payable under this Plan to any Participant or Beneficiary shall be paid at the same time and in the same form as the benefits paid to the Participant or Beneficiary under the Retirement Plan, taking into account any elections made by the Participant under the Retirement Plan. Accordingly, such payments shall commence upon the Participant’s commencement of a Normal Retirement Pension, Early Retirement Pension or Deferred Vested Pension pursuant to the applicable terms and conditions of the Retirement Plan. Each Participant or Beneficiary shall receive at the time each benefit payment is made pursuant to the Retirement Plan, a supplemental payment under this Plan equal to the difference, if any, described in Section 3.1.

3.3. Acceleration of Distribution. Effective as of January 1, 2005 and notwithstanding Section 3.2. to the contrary, the Committee may in its sole discretion at any time accelerate the payment of any benefits due to any Participant or Beneficiary and pay such amount in a single lump sum, provided that: (i) the payment accompanies the termination of the entirety of the Participant’s interest in the Plan; (ii) the payment is made on or before the later of (A) December 31 of the calendar year in which occurs the Participant’s separation from the service of the Company or (B) the date two and one-half (2½) months after the Participant’s separation from the service of the Company; and (iii) the payment is not greater than ten thousand dollars ($10,000). The foregoing shall apply with respect to benefits accrued by the Participant hereunder after January 1, 2005. Prior to January 1, 2005, the Committee could in its sole discretion at any time accelerate the payment of any benefits due to any Participant or Beneficiary under this Plan, and pay such amount in a single lump sum, provided that: (i) the remaining amount owed to such Participant or Beneficiary would be reduced by the actuarial equivalent of the accelerated payment; and (ii) the actuarial present value of the benefits due to any Participant or Beneficiary at the time benefits were due to commence did not exceed twenty thousand dollars ($20,000). For purposes of the preceding sentence, actuarial equivalent shall be determined on the basis of the factors used for comparable computations under the Retirement Plan. Payments made under this Section 3.3. shall fully discharge all obligations to such Participant or Beneficiary under the Plan.

3.4. Vesting. A Participant’s benefits under this Plan shall be vested to the same extent as his benefit under the Retirement Plan and shall be forfeited only if and to the extent his Retirement Plan benefit is forfeited.

3.5. Death Benefits. A Participant’s Beneficiary under this Plan shall be the person entitled to receive any survivorship benefits payable with respect to such Participant under the Retirement Plan, and such Beneficiary shall be entitled to the supplemental payments with respect to such survivorship benefits described in Section 3.2. above. Except for such payments, no survivorship or other benefits shall be payable to any person by reason of the death of the Participant.

ARTICLE IV

PAYMENT OF BENEFITS

4.1. Source of Payment. All benefits payable under this Plan shall be paid either directly by the Company, or by a distribution from the Trust described in Section 5.4. The establishment and funding of the Trust shall not relieve the Company of its obligations under this Plan, but all amounts actually paid to a Participant or Beneficiary from the Trust shall reduce the obligation of the Company to the extent of such payment.

4.2. Claims for Benefits. Each Participant shall file a written request for the payment of their benefits under the Plan upon the occurrence of a distribution event reflected under Section 3.2. The Committee has the sole discretionary authority to determine whether a Participant or their Beneficiary is entitled to receive a payment of distributions under the Plan in accordance with the claims procedure reflected in EXHIBIT A.

4.3. Special Rule for Key Employees. Effective as of January 1, 2005 and notwithstanding any other provision hereof to the contrary, any Participant who is a “Key Employee” shall not be immediately entitled to receive a distribution of their benefit hereunder upon severance from service, but shall receive a distribution of said amount not less than six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of death of the Participant). For purposes of this Section 4.3., “Key Employee” shall mean any Participant who, at any time during the Plan Year, is an officer of the Company having Compensation in excess of one hundred and thirty-five thousand dollars ($135,000), a five percent (5%) owner of the Company or a one percent (1%) owner of the Company with annual Compensation in excess of one hundred fifty thousand dollars ($150,000).

4.4. Designation of Beneficiary. If a Participant is married on the date of the Participant’s death, then the Participant’s Beneficiary shall be the Participant’s spouse, unless the Participant designated a Beneficiary or Beneficiaries other than the Participant’s spouse to receive their benefit under the Plan upon death. To be effective, any Beneficiary designation must be signed by the Participant’s legal spouse at the time of the such designation, if any, and must be filed with the Committee. A Participant may only revoke an existing Beneficiary designation by filing another effective designation with the Committee, and the latest Beneficiary designation received by the Committee shall be controlling.

4.5. Facility of Payment. If a person entitled to benefits under the Plan is under legal disability or in the Committee’s opinion in any way incapacitated so as to be unable to manage his/her financial affairs, the Committee may pay the benefits to such person’s legal representative or a relative or friend of such person, or direct the application of such benefits in any other way. The Committee may require proof of incompetency, incapacity or guardianship as it may deem appropriate prior to distribution of benefits under the Plan. If the Company is unable to locate any Participant or Beneficiary, and the Participant or Beneficiary fails to contact the Company after being notified of his right to receive a benefit by a letter sent to his last address on file with the Company, then the Committee may, in its discretion, either cause such benefit to be paid to another member of the Participant’s family or treat such benefit as forfeited. Any payments or forfeiture made in accordance with this Section 4.5. shall discharge fully all obligations for such benefits under the Plan.

4.6. Withholding; Payroll Taxes. The Company shall withhold, or shall direct the person making any payment to withhold, from payments made hereunder (or, if necessary, from any other amounts payable by the Company to Participants) any taxes required to be withheld from the Participants’ wages for the federal or any state or local government. To the extent that benefits hereunder are subject to tax under the Federal Insurance Contributions Act or any other law prior to the time that they become payable, the Committee may withhold the amount of such taxes from any other compensation or other amounts payable to the Participants. The Committee’s determination of the amount to be so withheld shall be final and binding on all parties. In addition to the foregoing, the Company may offset against any benefits payable to or on behalf of any Participant any amount owed to it or any of its affiliates by such Participant, and may withhold payment of any such benefit until the amount owed by such Participant has been determined.

ARTICLE V

GENERAL PROVISIONS

5.1. Construction of the Plan. The Committee shall resolve all questions arising in the administration, interpretation and application of the Plan. The Committee shall correct any defect, reconcile any inconsistency, or supply any omission which is identified or comes to the attention of the Committee with respect to the Plan. All decisions or actions of the Committee in respect to any question arising out of the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. In the event any other document issued in regard to the Plan conflicts with the terms and conditions of the Plan, as reflected herein, the Plan document shall govern and control.

5.2. Action by Company. Any action required or permitted to be taken by the Company under the Plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by the Company’s by-laws or by resolution of its Board of Directors or such committee.

5.3. Controlling Law. The Plan shall be construed and enforced according to the laws of the State of North Carolina to the extent not preempted by ERISA, and the Plan shall be interpreted in a manner consistent with the maintenance of its status as a “top-hat plan” for purposes of ERISA, and §409A of the Code.

5.4. Funding. The Company shall make payment of its contributions under the Plan to the Kewaunee Scientific Corporation Irrevocable Grantor Trust (the “Trust”), which was originally established in connection with the establishment of the Kewaunee Scientific

Corporation 401 Plus Executive Deferred Compensation Plan (the “Executive Deferred Compensation Plan”) which was amended contemporaneously with the establishment of this Plan to accept contributions under this Plan in addition to contributions under the Executive Deferred Compensation Plan. Such contributions shall be made, either in cash or by the delivery to the trustee thereunder of insurance contracts, in such amounts as the Company shall reasonably decide are necessary to provide for all benefits payable under the Plan, subject to the provisions of the Trust Agreement establishing the Trust with respect to required contributions in the event of a Potential Change in Control (as defined therein). The Company may establish a separate trust for the accumulation and investment of all or part of the contributions under this Plan, in which event the term “Trust” shall also include such separate trust. The Company shall have the right to appoint and remove trustees of the Trust and to amend the Trust Agreement governing the Trust, subject to the terms thereof. The establishment and funding of the Trust shall not relieve the Company of its obligations under this Plan, but any amount actually paid by the Trust to a Participant or Beneficiary shall be credited against the amount owed by the Company to such Participant or Beneficiary under the Plan. No employee shall have any right, title, or interest whatever in or to any insurance contracts, investment reserves, accounts, funds or grantor trusts that the Company may purchase, establish, or accumulate to aid in providing the benefits under this Plan. Neither an employee nor a Beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor of the Company. Any assets of the Company or of any trust or other fund of the Company from which Plan benefits may be paid shall remain in all respects assets of the Company until payments of such benefits are actually made. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between the Company and an employee or any other person.

5.5. Heirs, Assigns and Personal Representatives. The Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereunder, including each Participant and Beneficiary, present and future. The Board of Directors of the Company shall cause any successor to the Company to adopt the Plan.

5.6. Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan will not give any employee the right to be retained in the employ of the Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

5.7. Rulings Binding. Any ruling, regulation, procedure or decision of the Committee, including any interpretation of the Plan, which is made in good faith shall be conclusive and binding upon all persons affected by it. There shall be no appeal from any ruling by the Committee, except as provided in EXHIBIT A. When making a determination or a calculation, the Committee shall be entitled to rely on information supplied by investment managers, insurance institutions, accountants and other professionals including legal counsel for the Committee. Any rule or procedure established by the Committee may alter any provision of this Plan that is ministerial or procedural in nature without the necessity for a formal amendment of the Plan.

5.8. Participant and Beneficiary Duties. Persons entitled to benefits under the Plan shall file with the Committee from time to time such person’s address and each change of address. Each such person entitled to benefits under the Plan also shall furnish the Committee with all appropriate documents, evidence, data or information which the Committee considers necessary or desirable in administering the Plan.

5.9. Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

5.10. Notices. Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail to the Human Resources Department of the Company at its principal executive offices, or to the Company’s statutory agent. Notices shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice required or permitted to be given to the Participant shall be sufficient if in writing and hand delivered or sent by first class mail to the Participant at the last address listed on the records of the Company.

5.11. Interests Non-Transferable. The interests of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as provided under a qualified domestic relations order as defined in §414(p) of the Code, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

5.12. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be used to interpret the Plan.

5.13. Effect on Other Benefit Plans. The amounts credited or paid under this Plan, and the amount of any pay reduced pursuant to Section 4.1., shall not be considered to be compensation for the purposes of any qualified plan maintained by the Company, unless required under the provisions of such plan and applicable law.

5.14. Cooperation. As a condition of participation under the Plan, each Participant agrees to cooperate in providing all information required to carry out the Plan, including taking such physical examination and providing such medical history as may be required to obtain insurance with respect to such Participant.

5.15. Severability. In the event any provision of the Plan shall be held invalid or illegal for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the Plan.

5.16. Correction of Errors. The Committee may correct errors that occur in the administration of the Plan, which may require the adjustment of the amount to which the Participant may be entitled under the Plan. The Committee has no obligation to notify any affected Participant of such correction. With respect to any power of authority which the

Committee has authority to exercise under the Plan, such discretion shall be exercised in a nondiscriminatory manner.

5.17. Litigation. In any action or proceeding regarding the Plan, Participants or their Beneficiaries or any other persons having or claiming to have an interest in this Plan shall not be necessary parties and shall not be entitled to any notice or process. Any final judgment which is not appealed or appealable and may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and all persons having or claiming to have any interest in this Plan. To the extent permitted by law, if a legal action is begun against the Company, its officers or employees, the Committee, or the Trustee by or on behalf of any person and such action results adversely to such person or if a legal action arises because of conflicting claims to a Participant’s or other person’s benefits, the costs to such person of defending the action will be charged to the amounts, if any, which were involved in the action or were payable to the Participant or other person concerned. To the extent permitted by applicable law, acceptance of participation in this Plan shall constitute a release of the Company, its officers, employees and agents, and the Committee from any and all liability and obligation not involving willful misconduct or gross neglect.

ARTICLE VI

AMENDMENT AND TERMINATION

6.1. Amendment. The Company reserves the right to amend the Plan from time to time in its discretion provided that no amendment shall reduce the value of the Participant’s accrued benefits to less than the vested amount such Participant would be entitled to receive if the Participant had been terminated from the employ of the Company on the date of the amendment.

6.2. Termination. The Company by action of its Board of Directors, reserves the right to terminate the Plan at any time and for any reason. Each affected Participant’s benefits will be payable in accordance with Article IV of the Plan following termination of the Plan. Upon termination of the Plan, the Board may, but shall not be required to, provide for the payment of the actuarial equivalent of the vested benefit of some or all of the Participants in a single lump sum payment. The fact that one or more Participants is found to be ineligible to participate in the Plan as a result of rules or regulations promulgated under ERISA or by the Department of Labor shall not in itself cause a termination of the Plan.

EXHIBIT A

CLAIMS PROCEDURES

FILING A CLAIM FOR BENEFITS

Your request for Plan benefits will be subject to full and fair review. If your claim is wholly or partially denied, the Committee shall furnish you with a written notice in not more than ninety (90) days (or one hundred eighty (180) days under special circumstances) after the receipt of your claim by the Committee. If you do not receive the information as follows within that timeframe, you should assume that your claim has been denied and may file an appeal. If your claim for benefits is denied, you will receive the following information:

•	The specific reason or reasons for the denial, and specific reference to the Plan provisions on which the denial is based.

•	A description of any additional information or material necessary to correct your claim and an explanation of why such material or information is necessary.

•	Appropriate information as to the steps to be taken if you or your Beneficiary wishes to submit your claim for appeal.

APPEALING A CLAIM DENIAL

If your claim is denied, you may appeal your claim denial by following these procedures. You must file a written appeal, on a form that is available from the Committee, no later than sixty (60) days after your claim is denied by written notice or otherwise. You may request to review all supporting documents relating to the denial of your claim and submit any written comments to the Committee in this regard.

•	If your appeal is denied, the Committee will provide you with written notice of this denial within sixty (60) days after Committee’s receipt of your written appeal. The Committee may extend this sixty (60) day period by an additional sixty (60) days, if necessary. Such extension will be communicated to you within the first sixty (60) day period. If there is an extension, a decision will be made not later than one hundred twenty (120) days after receipt by the Committee of your appeal.

•	The Committee’s decision on your appeal shall be communicated to you in writing and shall include specific references to the pertinent Plan provisions on which the decision is based. If you do not receive this information within the timeframe stated herein, you should also assume that your claim upon appeal has been denied and may proceed to file a claim in court.

EXHIBIT B

ERISA RIGHTS STATEMENT

As a participant in the Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan participants shall be entitled to:

•	Examine, without charge at the Company’s office and at other specified locations, such as worksites, all Plan documents including insurance contracts, and a copy of the latest annual report (Form 5500 Series, if applicable) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

•	Obtain, upon written request to the Company, copies of documents governing the operation of the Plan, including insurance contracts, and copies of the latest annual report (Form 5500 Series, if applicable) and updated summary plan description. The Company may make a reasonable charge for the copies.

•	Receive a summary of the Plan’s annual financial report. The Company is required by law to furnish each Participant with a copy of this summary annual report.

ENFORCE YOUR RIGHTS

If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of the Plan documents or the latest annual report from the Plan and do not receive them within thirty (30) days, you may file suit in a Federal court. In such a case, the court may require the Company to provide the materials and pay you up to one hundred and ten dollars ($110) a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Committee.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the status of a domestic relations order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

ASSISTANCE WITH YOUR QUESTIONS

If you have any questions about the Plan, you should contact the Company. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Company, you should contact the nearest office of the Office of Employee Benefit Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

EXHIBIT C

PLAN INFORMATION

Plan Name:	Kewaunee Scientific Corporation Pension Equalization Plan

Plan Number:	026

Effective Date:	May 1, 1999 (January 1, 2005 for the most recent restatement)

Plan Year:	May 1 to April 30

Anniversary Date:	December 31

Plan Type:	Nonqualified Deferred Compensation Plan

EMPLOYER INFORMATION

Employer:	Kewaunee Scientific Corporation
P.O. Box 1842
2700 West Front Street
Statesville, NC 28687-1842

Employer Number:	38-0715562

PLAN ADMINISTRATION INFORMATION

Plan Administrator:	Kewaunee Scientific Corporation
c/o The Compensation Committee
P.O. Box 1842
2700 West Front Street
Statesville, NC 28687-1842
www.kewaunee.com

PLAN TRUSTEE

Wachovia Bank, N.A.
One West Fourth Street
Winston-Salem, NC 27101

SERVICE OF LEGAL PROCESS

Service of legal process may be made upon the Compensation Committee, in addition to the Trustee.

EXHIBIT D

LIST OF PARTICIPANTS

1.	Eli Manchester, Jr.

2.	Mike Parker

3.	Kurt Rindoks

4.	Bill Shumaker